AMENDED AND RESTATED GLOBAL
                         SECURED DEMAND PROMISSORY NOTE



$350,000.00                                                   New York, New York
                                                                   July 28, 1998


               FOR VALUE RECEIVED, the undersigned, AMERICAN DIGITAL COMMUNICATIONS, INC., a Wyoming corporation having an address at 580 Granite Court, Pickering Ontario L1W 3Z4 (together with any permitted successors, the "Borrower"), hereby unconditionally promises to pay on demand to the order of Pellinore Securities Corporation, for itself and as agent for the Lenders listed on Exhibit A hereto (together with any successor, the "Agent"), in lawful money of the United States of America and in immediately available funds, an aggregate principal amount equal to THREE HUNDRED FIFTY THOUSAND DOLLARS , ($350,000.00), together with (a) interest at the rate of 12% per annum commencing on the date hereof to the date of payment, and (b) interest at the rate of 12% per annum on $500,000 of the principal amount hereof from April 17, 1998 to the date hereof, which principal and interest shall be paid by the Agent to the Lenders entitled thereto. All payments hereunder shall be made to the Agent at its offices located at 745 Fifth Avenue, New York, New York 10151.

               This Amended and Restated Global Secured Demand Promissory Note (this "Note") is the Note referred to in the Amended and Restated Pledge Agreement, of even date herewith, between the Borrower and the Agent, and is secured and entitled to such benefits as provided in said Amended and Restated Pledge Agreement.

               The Borrower promises to make on demand by the Agent any and all payments required by this Note.

               The Borrower hereby waives diligence, presentment, protest and notice of any kind, forbearance or other indulgence, and release, surrender or substitution of security and agrees to pay all costs of collection when incurred, including reasonable attorney's fees, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. No extension of the time for the payment of this Note made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of the undersigned unless the holder of this Note and the undersigned shall be parties to such agreement.

               This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the party to be charged.

               THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT


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REGARD  TO  PRINCIPLES  OF  CONFLICT  OF LAWS  AND  SHALL  BE  BINDING  UPON THE
SUCCESSORS AND ASSIGNS OF THE BORROWER AND INURE TO THE BENEFIT OF THE LENDERS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.


               If any item or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

               IN WITNESS WHEREOF, the Borrower has executed and delivered Note on the date first above written.


                                    AMERICAN DIGITAL COMMUNICATIONS, INC.


                                    By: /s/ John G. Simmonds
                                        --------------------
                                        John G. Simmonds
                                        President


                                    PELLINORE SECURITIES, CORP.
                                      as agent for the Lenders


                                    By: /s/ J. Richard Messina
                                        ----------------------
                                        J. Richard Messina
                                        President